UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2016

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

On September 22, 2016, Cynthia B. Padnos resigned as a member of the Board of Directors (the “Board”) of Xactly Corporation (the “Company”). Ms. Padnos’ resignation did not result from any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The Company thanks Ms. Padnos for her service and commitment during her tenure as a director of the Company.

Effective upon the resignation of Ms. Padnos, the Board reduced the size of the Board to nine members in accordance with the provisions of the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION

	By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer and Director

Date: September 26, 2016